Exhibit 10.5

TechnologiePark
Bergisch Gladbach

Operating Agreement

for the TechnologiePark, Bergisch Gladbach, Friedrich-Ebert-Straße

Between

TBG

TechnologiePark

Bergisch Gladbach

Verwaltungs GmbH

represented by the CEO,

Mr. Hans-Dieter Angerer,

Friedrich-Ebert-Straße

51429 Bergisch Gladbach

Tax payer ID No.: 204/5723/0021

- hereinafter called “operator”

and

Bruker Advanced Supercon GmbH

represented by the CEOs,

Dr. Hans-Udo Klein, Dr. Detlef Krischel,

and Dr. Burkhard Prause,

Friedrich-Ebert-Straße

51429 Bergisch Gladbach

- hereinafter called “tenant” -

in the property in the TechnologiePark, Bergisch Gladbach,

Friedrich-Ebert-Straße, 51429 Bergisch Gladbach

The following operating agreement is concluded:

Preamble

Between

Lobito International B.V.

c/o Bauer & Kügler GmbH

Kaiserstrasse 12

60311 Frankfurt

Tax payer ID code No.: 116/5961/0895

represented by:

TBG TechnologiePark Bergisch Gladbach

Verwaltungs GmbH

represented by the CEO

Mr. Hans-Dieter Angerer

Friedrich-Ebert-Straße

51429 Bergisch Gladbach

and

Bruker Advanced Supercon GmbH

represented by the CEOs

Dr. Hans-Udo Klein, Dr. Detlef Krischel,

and Dr. Burkhard Prause

Friedrich-Ebert-Straße

51429 Bergisch Gladbach

Contract No. 13 03

on the date of        a lease for the premises buildings 14, 20 and 23 in the property of the TechnologiePark Bergisch Gladbach was concluded.

The rental begins on the 04/01/2009.

§1                                   The operator is responsible for the entire administration, organization and maintenance of the TechnologiePark property in Bergisch Gladbach.

§2                                   In conjunction with proper administration and maintenance, the operator shall invoice the tenant for the services detailed in §3 if these are performed and/or incurred within the framework of the billing for ancillary expenses.

§3                                   The ancillary expenses include all costs for upkeep and repair and all costs associated with the operation and maintenance of the property, including the common areas, such as, specifically:

•                                          the insurance premiums, all risks from the property

•                                          water supply, water fees, including the costs of water treatment, sewage and other drainage fees

•                                          general electricity supply, including replacement of fuses and incandescent bulbs and fluorescent tubes in the common and traffic areas

•                                          operation and maintenance of the heating, as well as the aeration and ventilation facilities

•                                          chimney cleaning

•                                          street cleaning, care of the exterior facilities and parking spaces, including continuous yard maintenance work and replacement planting, as well as snow removal and scattering of ice dispersant during icy conditions plus depreciation of the equipment and machines made available as well as their repair costs

•                                          regulation of parking spaces and traffic

•                                          domestic cleaning outside the rental areas

•                                          exterior cleaning of the facades and windows, as well as maintenance of the windows and doors

•                                          the costs for building personnel, e.g. secretary, specialists in building services, caretakers, receptionist, guard personnel, as appropriate for the type and use of the building

•                                          operation of the elevators and freight elevators, including complete maintenance and, if present, the elevator alarm switches, including their maintenance

•                                          plant maintenance and testing technical equipment

•                                          testing, filling and replacement of handheld fire extinguishers

•                                          maintenance of fire alarm systems and making them available for use

•                                          maintenance of antenna system for the broad-band cable connection and making it available for use

•                                          audits, advances and additional charges for property taxes (e.g. property taxes, street cleaning and sewage)

•                                          garbage and waste disposal and separation, maintenance of the trash compacter, providing waste containers for trash arising from the tenant’s commercial business

•                                          general pest control, if not the fault of the tenant

•                                          the costs for the administration of the property, including the rooms, personnel and material expenditures required for same

•                                          the costs of leasing or other kinds of provision of equipment that measures consumption, calibration fees, fire department inspection fees, the Technische Überwachungsverein (Technical Monitoring Association), etc.

If public levies are newly introduced or there arise new costs that are directly or indirectly associated with the management of the building, including all possible auxiliary buildings, parking structures, etc. or their profitability, or if such costs are increased, then the operator may also assign these costs at the time they arise in accordance with a regulation found in this contract by means of an appropriate prepayment.

The ancillary expenses shall be carried in proportion to the ratio of the rented area to the total rental area of the business entity.  In so far as ancillary expenses can be directly assigned to individual tenants, e.g. on account of sole utilization of facilities of the building areas, these are to be billed to the corresponding tenants alone, unless the costs are of a minor nature.

Using equitable discretion, the operator may at any time, including for the current billing period, establish new criteria for distributing the ancillary expenses (in total or for single types of expenses), provided this is appropriate.

The operator shall have a heating cost accounting carried out annually by the heating contracting partner assigned by the landlord, namely Rheinenergie / Brunata.

The tenant hereby acknowledges the respective billing conditions of the contracting partners. The settlement shall take place with the annual settlement of ancillary expenses.

The operator is obligated to invoice the tenant for prepayments incurred for the ancillary expenses from services performed during a management year. In the tenancy ends within the management year, the allocation shall take place with the next settlement, pro-rated by the rental time during the billing period. The management year is the calendar year. By virtue of a unilateral declaration to the tenant, the operator is entitled to switch the management year to another time and, in the event of a sale of the property, to issue a partial billing.

Additional or reduced payments are to be mutually settled immediately. The operator shall accordingly re-establish the monthly prepayment that is to be paid if the ancillary expenses rise or decrease.

§4                  Flat rate for casino and conference room use

A flat fee in the amount of € 0.51 per m2 shall be levied for the use of the casino and conference rooms situated in TechnologiePark. The flat rate for casino and conference room use shall be calculated in combination with the prepayments for ancillary expenses.

The services for the flat rate for the casino and conference rooms are:

•      free use of the conference and casino areas rented by the operator for discussions, conventions and events

§4.1        Prepayments for ancillary expenses and the flat rate for the casino and conference rooms on the basis of the surface area in cubic meters are calculated on the following basis:

The billing for the flat rate for the casino and conference rooms is estimated as follows:

Laboratory, storage, production area, workshop	25%
Office spaces	100%

	Heating	Operating	Casino &
	costs	costs	conference

Building 14	315	315	78.76
Building 20	534.4	534.4	534.4
Building 23	551	583.2	137.75

	1,400.40	1,432.60	750.91

Ancillary expenses per m2	€1.84	2,635.98
Heating costs per m2	€0.99	1,386.40
Casino and conference areas per m2	€0.51	382.96
total net	€3.34	4,405.34
plus the applicable VAT, presently 19%		837.02
Total		5,242.36

§4.2        Prepayments for ancillary expenses, the flat rate for the casino and conference rooms (including applicable value VAT) are to be paid monthly in advance, no later than the 3rd business day of the month, free of charge and post-paid to the operator:

TBG

TechnologiePark Bergisch Gladbach

Verwaltungs GmbH

to the account with:

Banking institution:	Kreissparkasse Cologne
Account no.:	038900 3058
Bank code no.:	37050299

in the amount of        €5,242.36

with the specification: Tenant No. 1

For the timeliness of the payment, the arrival of the funds, not the time at which they were sent, shall prevail.

The operator reserves the right to adjust the amount of the prepayment for heating and ancillary expenses in conjunction with the annual billing.

§4.3        In the event of delinquent payment, the operator can demand dunning costs, starting with the second warning, in the amount of €5.00, including VAT, per warning. The operator is always entitled to apply the legal interest for delinquency. This regulation does not exclude the right to assert higher interest or additional damage items by reason of another legal ground.

§5 Collective heating, air conditioning, hot water consumption, and consumption recording

§5.1        The costs of the energy consumed and its delivery and/or the district heating, the costs of the load current, the costs of the service, supervision and care of the system, the regular inspection of its operability and operational safety, including adjustment by an expert, the cleaning of the system including cleaning the oil tank and operating area, the costs of the measurements in accordance with the Federal Air Pollution Control Act (Bundesemissionsschutzgesetz), the costs of leasing or other kinds of provision of equipment that measures consumption, as well as the costs of using equipment for recording consumption, the costs of calculation and allocation by a heating cost allocation service (including reading and intermediate reading) as well as any calibration charges incurred, are all part of the operating costs of the central heating system. This similarly applies to billing the costs of water consumption, provided this is determined by separate metering equipment. The costs of operating the affiliated building facilities as per the above are part of the costs of delivering district heating.

§5.2        If a tenant does not use the heating system, then this does not exempt him from the obligation of sharing in these costs.

§5.3        The tenant shall bear the costs of an intermediate reading that affects him.

§6                 This agreement takes effect on the same day that the lease was concluded between:

Lobito International B.V.

c/o Bauer & Kügler GmbH

Kaiserstraße 12

60311 Frankfurt

Taxpayer ID No.: 116/5961/0895

represented by

TBG TechnologiePark Bergisch Gladbach

Verwaltungs GmbH

represented by the CEO

Mr. Hans-Dieter Angerer

Friedrich-Ebert-Straße

51429 Bergisch Gladbach

and the tenant

takes effect.

If use begins prior to this time, the prepayment of ancillary expenses and settlement may be requested at the beginning of use and be deducted.

If the abovementioned lease is terminated for whatever reason, then each of the contracting parties is entitled to a right of termination effective at the time at which the abovementioned lease was terminated. Likewise, both contracting parties are entitled to a right of termination effective upon the expiration of the lease.

The tenant shall inform the operator of the termination immediately.

This operating agreement also terminates automatically no later than with expiration of the lease.

§7                 Written Form / Salvatory Clause / Jurisdiction

Changes and additions to this contract, including revocation of this requirement of written form itself, must be in writing to be valid. Moreover, declarations of intent and informed consent of the operator provided in this contract must always be in writing.

Should one or more regulations of this contract be or become partially or entirely invalid, then the validity of the remaining regulations shall not be affected thereby. In such a case, the contract is rather to be carried out in accordance with its intent. If the invalidity is based on a performatory and temporal stipulation, then the legally allowable measure supersedes it.

The operator is entitled to transfer this contract to a third party. For this, the tenant already gives consent now.

The courts of Bergisch Gladbach shall have jurisdiction and venue or, by choice of the operator, the court that is responsible for the site of the rental premises, provided that no other jurisdiction is specified by law.

Bergisch Gladbach, [handwritten] 04/01/2009

/s/ Hans-Dieter Angerer	/s/ Burkhard Prause
TBG TechnologiePark Bergisch Gladbach	Bruker Advanced Supercon GmbH
Verwaltungs GmbH
Hans-Dieter Angerer
(Operator)	(Tenant)

[LOGO] TechnologiePark

Bergisch Gladbach

1. Amendment

to the operating agreement of the 4/1/2009

between

TBG
TechnologiePark Bergisch Gladbach
Verwaltungs GmbH,
represented by the Chief Executive Officer
Mr. Hans-Dieter Angerer
Friedrich-Ebert-Straße
51429 Bergisch Gladbach
Tax ID No. 204/5723/0021

- Operator -

and	Bruker Advanced Supercon GmbH
Friedrich-Ebert-Strasse
51429 Bergisch Gladbach

Contract No. 13 03 10741

- Tenant -

Re:  4.1 Payment of ancillary costs

As of the 11/01/2009, the heating cost prepayments were adjusted.

Accordingly, as of 11/01/2009 the ancillary and heating cost prepayments and flat rates for the casino and conference room monthly amount to:

Ancillary expense prepayment (unchanged)	1432.6 m2 x € 1.84 =	€2,635.98
Heating cost prepayment new	1400.4 m2 x € 1.30 =	€1,820.52
Fixed fees for c & c rooms (unchanged)	750.9 m2 x € 0.51 =	€382.96
Net sum		€4,839.46
plus the applicable VAT, currently 19%		€919.50

Total		€5,758.96

Re: 4.2

Ancillary and heating cost prepayments, as well as flat rates for the casino and conference rooms (incl. the applicable VAT), are due monthly in advance, but no later than the 3rd business day of the month, free of charge and post-paid to the operator

TBG

TechnologiePark Bergisch Gladbach

Verwaltungs GmbH

to be transferred to the account with the:

Credit institution:	Kreissparkasse Cologne
Account No.:	038900 3058
Bank code no:	370 502 99

in the amount of:      €5,758.96

specifying tenant No. 160018.

For the timeliness of the payment, the arrival of the funds, not the time at which they were sent, shall prevail.

All remaining agreements concerning the operating agreement of 04/01/2009 remain unchanged.

Bergisch Gladbach, [handwritten] 10/21/09

TBG
TechnologiePark Bergisch Gladbach
/s/ Hans-Dieter Angerer	/s/ Hans-Udo Klein /s/ Milena Roveda

TBG TechnologiePark Bergisch Gladbach	Bruker Advanced Supercon GmbH
Verwaltungs GmbH	(Tenant)
Hans-Dieter Angerer
(Operator)